Exhibit 4.1

NUMBER                                                                    SHARES

C


                                     [LOGO]

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

                          NEW MEDIUM ENTERPRISES, INC.
                     AUTHORIZED TO ISSUE 110,000,000 SHARES

    100,000,000 COMMON SHARES                     10,000,000 PREFERRED SHARES
      PAR VALUE $.001 EACH                            PAR VALUE $.001 EACH

This Certificates that _________________________________________ is the owner of
_________________________________________ fully paid and non-assessable shares of the Common Shares of New Medium Enterprises, Inc.
transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation.

                       this __________________ day of _____________ A.D. _______



------------------------              SEAL            -------------------------
  SECRETARY/TREASURER                                          PRESIDENT